UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRELIMINARY SCHEDULE 14-C INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

AND RULE 14c-1 THEREUNDER

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☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

FRANCHISE HOLDINGS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

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1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FRANCHISE HOLDINGS INTERNATIONAL, INC.

(1895 Clements Road, Pickering Ontario, CANADA M1P 4Y9, (888) 554-8789)

NOTICE OF MAJORITY SHAREHOLDERS’ ACTION

March ___, 2015

To the Stockholders of Franchise Holdings International, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Franchise Holdings International, Inc., a Nevada corporation (the “Company”), in connection with an increase in the authorized shares of common stock from 20,000,000 to 100,000,000 (the “Increase”). On December 9, 2014, Truxmart Ltd. (“Truxmart,” currently a wholly-owned subsidiary of the Company)--through its President and CEO Mr. Steven Rossi (“Rossi”), which owns 80.96% of the currently issued and outstanding shares of the Company, voted in favor of the increased number of Company common shares. There has been no reverse stock split, name change or other corporate action. The three member board of directors of the Company unanimously agreed to and approved the sale of the shares constituting the Increase on December 9, 2014.

The associated change of control was the subject of a Schedule 14-F Change of Control Information Statement sent shareholders on November 12, 2014. This Schedule 14-C Information Statement (in lieu of a proxy vote relating to this matter) is required to be filed with the Securities and Exchange Com-mission and, once finalized, sent to all Company shareholders of record as March 6, 2015.

The Company common shares are voting. There are currently 20,000,000 shares of common stock authorized and 2,840,864 shares of common stock issued and outstanding. These shares are held by Truxmart and another 89 shareholders (approximate).

Any actions to be taken following the Increase shall be taken at such future date as determined by the Board of Directors, but in no event earlier than the 10th day after this Information Statement is mailed or furnished to Company shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of the members of the Board of Directors:

Lorenzo Rossi, Chairman

Steven Rossi, Board Member

Steven Raivio, Board Member

Dated: March ___, 2015

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INFORMATION STATEMENT

OF

FRANCHISE HOLDINGS INTERNATIONAL, INC.

THIS SCHEDULE 14-C INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

FRANCHISE HOLDINGS INTERNATIONAL, INC.

YOU ARE REMINDED WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Franchise Holdings International, Inc., a Nevada corporation (the “Company”), in connection with the contemplated increase in authorized Company common stock. Mr. Steven Rossi (who holds an aggregate 2,300,000 shares of common stock--or 80.96%--of the outstanding 2,840,864 common shares on today’s date) approved the increase to 100,000,000 by written consent on December 9. 2014, following resolutions to that effect adopted by the Board of Directors of the Company on that date. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this contemplated Increase in authorized before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about March 6, 2015 and the Increase in authorized shall become effective at such future date as determined by the new Board of Directors, but in no event earlier than the 10 days after this Information Statement is mailed or furnished to Company shareholders.

[Balance of Page Intentionally Left Blank.]

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ACTION BY BOARD OF DIRECTORS

AND

MAJORITY OF SHAREHOLDERS

By written consent , dated December 9, 2014, the Company’s Board of Directors approved the Increase in authorized from 20,000,000 to 100,000,000 Company common shares effective upon mailing the Schedule 14-C and the passage of 10 days thereafter (the “Effective Date”). Also on December 9, 2014, the majority shareholder approved the Increase by written consent in lieu of a meeting.

Furthermore, by written consent, dated December 9, 2014, the Company’s Board of Directors approved the acquisition by the Company of Truxmart (the “Acquisition”) . Also on December 9, 2014, the majority shareholder approved the Acquisition by written consent in lieu of a meeting.

This Information Statement is being provided solely for informational purposes and is NOT being provided in connection with a vote of the Company's stockholders. Under applicable Nevada corporate law, these measures did not require a shareholder vote. Nonetheless, the Increase contemplated will be finalized on or after the Effective Date as outlined above.

This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14c-1 promulgated there-under.

The reasons for, and general effect of, the Increase is described below. The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the common stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about March 16, 2015. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse any brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the common stock. This Information Statement is being furnished by the Company and is available through the “Investor Relations” tab on the Company’s website at: www.truxmartcovers.com.

The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Increase be used as a type of antitakeover device. However, following the Increase, pursuant to a certain three party Definitive Share Exchange Agreement (the “Exchange Agreement”), dated December 16, 2014, Steven Rossi shall be issued an additional 37,700,000 shares of the Company, which shall represent approximately 86% of the outstanding shares of the Company at such time, thereby causing a potential anti-takeover effect. There are no anti-takeover mechanisms present in the Company’s governing documents and there are no plans or proposals to adopt other provisions or enter into other arrangement that may have anti-takeover consequences, other than as pursuant to the Exchange Agreement.

ADDITIONAL INFORMATION

Voting Securities; Beneficial Ownership of the Company's Common Stock

The Company's common stock is the only class of voting equity securities that is currently outstanding and entitled to vote at a meeting of the Company's stockholders. Each share of common stock entitles the holder thereof to one (1) vote on those matters requiring a vote of shareholders.

The Increase is related to the Acquisition. On December 16, 2014, the Company, Truxmart and Steven Rossi , the sole shareholder of Truxmart, entered into the Agreement, whereby the Company acquired all issued and outstanding shares of TruXmart. In accordance with the Agreement, Mr. Rossi is to be issued 37,700,000 shares. Therefore, the Increase is required in order to complete such acquisition . Prior to the Agreement, Mr. Rossi held all outstanding shares of Truxmart, consisting of 4,791 Class A common shares and TruXmart owned 2,300,000 common shares of the Company, representing an 80.961285% ownership stake in the Company. Pursuant to the Agreement, Steven Rossi acquired from Truxmart, the 2,300,000 shares of common stock of the Company that Truxmart acquired by the cash purchase on November 7, 2014 certain former shareholders of Truxmart. W e are also providing this Information Statement to the stockholders of the Company to inform them of the approval of the A cquisit ion by the Company’s Board of Directors and majority shareholder on December 9, 2014. The Acquisition requires that an additional 37,700,000 shares of common stock of the Company be issued to Steven Rossi . Such shares of common stock are of the same class and have the same rights as those held by the Company ’s shareholders prior to the date of the Agreement. While dilutive to existing shareholders, s uch additional shares of common stock to be issued to Steven Rossi do not have preemptive rights. The consideration received by the Company in the Acquisition and for the Issuance is Truxmart, an operating company, which , as a wholly-owned subsidiary of the Company, has allowed the Company to no longer be a shell company , as defined in Rule 144(i) of the Securities Act of 1933, as amended. No further authorization for the issuance of shares of common stock will be required or solicited for the Acquisition . No further federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Acquisition.

Trux mart develop s multiple tonneau covers (a hard or soft cover for the bed of a pick-up truck designed to increase mileage and to protect items from inclement weather and potential theft) for all of the most prominent pick up trucks available in North America.

Please see “ INCORPORATION BY REFERENCE ” below, regarding (i) the financial statements , ( ii) management ’s discussion and analysis of financial condition , and results of operations for the last two fiscal years of Truxmart , and (iii) changes in and disagreements with accountant on accounting and financial disclosure, regarding Truxmart and the Company .

The Unaudited Pro Forma Condensed Financial Statements of the Company (consolidated) and Truxmart, (including Balance Sheet), Statement of Operations and Notes to Pro Form Financial Statements) as of and for the year ended September 30, 2014 and December 31, 2013, respectively; Unaudited Pro Forma Condensed Statement of Operations and Notes to Pro Form Financial Statements for the nine months ended June 30, 2014 and September 30, 2014, were filed on January 7, 2015, on Form 8-K/A, and are incorporated herein by reference. Please see “ INCORPORATION BY REFERENCE ” below for more information.

There are no additional present plans or intentions to enter into another merger, consolidation, acquisition or similar business tranasaction.

As of February 23, 2015 and the date of this Schedule, the Company had 2,840,864 shares of common stock outstanding. Immediately after the Effective Date and until the appropriate filing occurs in Nevada, the number of issued and outstanding shares will be unchanged, namely 2,840,864 and 20,000,000 shares respectively. There are no preferred or convertible shares outstanding. Similarly, no Company options or warrants have been issued. However, additional common shares (aggregating 2,775,360) are expected to be issued to certain accredited investors who prospectively and financially supported the acquisition of the Company as the vehicle for carrying on the Truxmart business operations as a publicly traded company (through the Company) by entering into Share Issuance Agreements to purchase shares of common stock of the Company pursuant to Rule 506(b) of Regulation D.

The following table sets forth information at February 23, 2015, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of common stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each Named Officer and (iv) all existing executive officer and directors of the Company as a group.

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Director/Shareholder	Common Stock Beneficially Owned (3)	Percent of Class

Steven Rossi (1) (2)	2,300,000	80.96%
Lorenzo Rossi (1)	0	0
Steven Raivio (1)	0	0

Directors and Officers
as a group (3 persons)	2,300,000	80.96%
5% or greater shareholders
Steven Rossi (2)	2,300,000	80.96%

(1)	The address of each of these individuals is 1895 Clements Road, Pickering Ontario, CANADA M1P 4Y9.

(2)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days have been exercised.

MANAGEMENT

Steven Rossi became the President/Chief Executive Officer, Secretary and sole director of FNHI on November 24, 2014. Prior to the acquisition of TruXmart’s control block of shares on November 7, 2014, Mr. Rossi had no relationship with FNHI. He is also President/CEO and sole director of TruXmart.

Steven Raivio and Lorenzo Rossi were elected as additional directors at an FNHI Board of Directors meeting held December 9, 2014. Mr. Raivio was also appointed as Chief Operating Officer and Secretary at such meeting.

Name	Age	Position

Steven Rossi	29	President/CEO and Director
Steven Raivio	45	Vice President, Secretary and Director
Lorenzo Rossi	61	Treasurer and Chairman of the Board

The following is a brief summary of the background of the Company’s officers and directors, including their respective principal occupation during the five preceding years. None of these persons is a financial expert as that term is defined by the Securities and Exchange Commission. The Directors will serve as director until his successor is elected and qualified or until he is removed.

Steven Rossi, age 29, born 1985, is the Chairman, President and, and prior to gaining control of the Company was sole shareholder of Truxmart. He became the President/Chief Executive Officer, Secretary and sole director of FNHI on November 24, 2014. Prior to the acquisition of TruXmart’s control block of shares on November 7, 2014, Mr. Rossi had no relationship with the Company.

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Mr. Rossi founded Truxmart to build on his history developing companies in the automotive business over the past 10 years. Since Truxmart’s inception, Mr. Rossi has developed and engineered multiple types of truck bed covers and systems encompassing the Truxmart product line. Mr. Rossi and Truxmart also hold one granted patent and two provisional patents on the products that have been developed.

Prior to founding Truxmart in 2011, Mr. Rossi studied at the University of Toronto, majoring in Life Sciences from 2004 to 2006 (degree incomplete). While studying at the University of Toronto, he founded an auto and parts recycling business (opened in March 2005). During the successful growth, management and operation of his auto parts and recycling business, Mr. Rossi acquired valuable hands-on skills and knowledge pertaining to the automotive industry and underlying automotive aftermarket. Since becoming an entrepreneur at the age of 18, he has accumulated more than eleven years of business experience, ranging from accounting, human resources, marketing, product patenting, advertising, budget-ing, as well as customer service and new product design, engineering and development.

Prior to founding Truxmart in 2011, Mr. Rossi founded an auto and parts recycling business. Currently, he is an absentee owner of his auto parts and recycling business, devoting all of his focus and attention towards the full development and growth of TruXmart, utilizing all of his experiences as an entrepreneur and inventor.

Steven Raivio

Mr. Raivio attended Mount Royal College from 1988 to 1989 and Southern Alberta Institute of Technology from 1990 to 1992. He was a General Manager at Video Kingdom from 1990 to 1995 and was involved in the Company’s growth from two to 27 stores. He was a manager at Mission Plastics from 1995 to 1997. He began his experience in the motor vehicle market in 1997 as a general manager for Focus Auto Design until 2002 He worked on the development of systems and procedures leading to such company receiving ISO 9001 registration. Then Mr. Raivio served as a business development manager for Willpak Industries from 2002 to 2003 where he exhibited at SEMA and developed Kia Canada and an OEM customer. He also served as a general manager at TGF Bumper & Fender from 2004 through 2010 where he developed the setup and logistics for that company’s product importation from Taiwan.

Lorenzo Hermès Rossi

Lorenzo Rossi received his Master of Education in 1995 from the University of Toronto and a Bachelor of Arts degree from Laurentian University in 1977. Since 1980, Mr. Rossi has served as an Executive Director with Neotel, a biometric company traded on the TSX and he was the developer of the Biometric Kinesiography introduced to several high security companies. Mr. Rossi is also a former School Trustee and served as the Chairman of the Finance Committee for the York Catholic District School Board overseeing a budget of 300 million dollars. He has over 20 years’ management experience in HR with the Toronto Catholic District School Board. Mr. Rossi has over 25 years’ management experience in tech-nology, including programming, networking and computer hardware. He was also the founder of the very first E-learning Academy licensed provincially by the Ontario Ministry of Education. Mr. Rossi is fluent in both official languages. He is a Con. Ed. High School Principal and Computer Science Dept. head. Lorenzo Rossi is the father of Steven Rossi.

Audit, Nominating and Compensation Committees of the Board of Directors

Our Board of Directors, currently comprised of only three directors, and does not have standing audit, nominating or compensation committees, committees performing similar functions, or charters for such committees. Instead, the functions that might be delegated to such committees are carried out by our Board of Directors, to the extent required. Our Board of Directors believes that the cost associated with such committees has not been justified under our current circumstances.

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Our Board believes that its current members have sufficient knowledge and experience to fulfill the duties and obligations of an audit committee. The Board has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member’s financial sophistication.

Our Board of Directors does not currently have a policy for the qualification, identification, evaluation or consideration of board candidates and does not think that such a policy is necessary at this time, because it believes that, given the small size of our Company, a specific nominating policy would be premature and of little assistance until our operations are at a more advanced level. Currently the entire Board decides on nominees.

Code of Ethics

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It intends to do so during the current fiscal year.

Communication to the Board of Directors

Holders of our common stock may send written communications to our entire board of directors, or to one or more board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to our offices in Pickering, Ontario. Communications addressed to the Board of Directors as a whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

Security holder communications not sent to the Board of Directors as a whole or to specified board members will be relayed to all then existing board members.

Meetings of the Board of Directors and Stockholders

Prior to the change of control in November 2014, the Company’s Board of Directors held no formal meetings during the years ended December 31, 2013 and 2012. The Company has not adopted any policy with regard to Board members’ attendance at annual meetings of security holders. No annual meeting of stockholders was held in 2013 or 2012, as the Company previously had elected not to conduct the same in order to conserve operating capital.

Directors’ Compensation and Consulting Agreements

The Directors of the Company are not currently compensated for their services as such. They will be reimbursed for their out of pocket disbursements and, in due course, any director not an employee of the Company will be paid directors’ fees in amount(s) to be determined for attendance and/or participation in Board Meetings. For information with respect to compensation paid by the Company and its subsidiaries, see the “Summary-- Executive Compensation Table” below.

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Principal Effects of the Transaction

On or after the Effective Date of the Increase, the Company will file in Nevada the necessary documents to increase the number of shares authorized from 20,000,000 to 100,000,000 shares of common stock. Prior to the change of control, Truxmart was a private operating company in the market for tonneau—i.e., bed--covers for pick-ups and other light trucks. As of December 17, 2014, Truxmart became of a wholly-owned subsidiary of the Company.

Accounting Matters: The Increase will not affect the par value of the Company’s common stock.

Material U.S. Federal Income Tax Consequences of the Reverse Split: None

Vote Required: None

Dissenters’ Rights of Appraisal: The Company is a Nevada corporation and governed by the Nevada Corporations, Partnerships and Associations Law Annotated (the “Nevada Code”). Holders of the Company’s common stock do not have appraisal or dissenter’s rights under the Nevada Code in connection with the Increase.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The summary compensation table below shows certain compensation information paid for services rendered in all capacities to the Company by our principal executive officer and by each other executive officer. While the SEC requires such disclosures of total annual salary and bonus exceeding $100,000 during the years ending December 31, 2014 and 2013, in fact no such compensation was paid in such years per the table below. No executive officer’s (or director’s) total annual compensation exceeded $100,000 during our last fiscal period.

Name/Principal Position	Year	Salary	All Other Compensation	Total
Arnold Boisdrenghien (former principal)	2013	$0	N/A	$0
Arnold Boisdrenghien (former principal)	2014	$0	N/A	$0
Steven Rossi (since becoming principal) (1)	2014	$0	N/A	$0
Steven Raivio (once became officer) (1)	2014	$0	N/A	$0
Lorenzo Rossi (since became Chairman) (2)	2014	$0	N/A	$0

__________________

(1) Messrs. Steven Rossi and Steven Raivio are not paid separately for such services because each individual is a Truxmart employee. Directors' out-of-pocket expenses will be reimbursed upon presentation of appropriate documentation. Steven Rossi was appointed on November 7, 2014 and Mr. Raivio was appointed on December 9, 2014.

(2) Mr. Lorenzo Rossi, the Company’s Chairman and not an employee, is expected to be paid for such services but no compensation has yet been determined. In addition, he will (as will all Company directors) be reimbursed for any out-of-pocket expenses upon presentation of appropriate documentation. Mr. L. Rossi was appointed on December 9, 2014.

The Company does not have employment agreements with our officers. We do not have any type of equity incentive plans, retirement plans or similar plans or arrangements for our current officers. The Company has not entered into any contracts or arrangements with its officers or directors that would provide them with forms of compensation from the Company resulting from their resignation, retirement or any other termination of their employment or from a change-in-control or a change of their responsibilities following a change-in-control.

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None of our directors received any compensation for service as a director during the Company’s fiscal year ended December 31, 2014.

The Company’s Board of Directors does not have a “leadership structure” since each board member is free to introduce any resolution at any meeting of its directors and is entitled to one vote at any meeting.

The amount of compensation to be paid to our President and new CEO has not yet been determined.

Certain Relationships and Related Transactions As Well As Director Independence

Transactions with Officers and Directors

Since change of control on November 7, 2014, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party:

• in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and

• in which any director, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Conflicts of Interest

Steven Rossi (President/CEO and a director of the Company) and Lorenzo Rossi (Chairman of the Board) are son and father, respectively. The Company has not adopted any policies or procedures for the review, approval or ratification of any transaction between our Company and any executive officer, director, nominee to become a director, 10% stockholder or family member of such persons, required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC.

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COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Company directors and executive officers and persons who own more than 10% of a registered class of the Company’s outstanding equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% members are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, namely Forms 3, 4 and/or 5. Based upon a review of the copies of such filings filed and furnished, the Company believes that all required filings have been made.

LEGAL PROCEEDINGS

We are not aware of any legal proceeding in which any director or officer or any of their affiliates is a party adverse to our Company or has a material interest adverse to us.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100F Street, N.E.--Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of any Company filings with the SEC are also available to the public from the SEC’s website at www.sec.gov on its EDGAR filing system.

INCORPORATION BY REFERENCE

The financial statements for Truxmart for the last two fiscal years were filed on January 7, 2015, on Form 8-K/A, and are incorporated herein by reference. Information regarding (i) management’s discussion and analysis of financial condition and results of operations for the last two fiscal years of Truxmart , and (ii) changes in and disagreements with accountant on accounting and financial disclosure, regarding Truxmart and the Company were filed on January 7, 2015, on Form 8-K/A, and are incorporated herein by reference . Furthermore, the Unaudited Pro Forma Condensed Financial Statements of the Company (consolidated) and Truxmart, (including Balance Sheet), Statement of Operations and Notes to Pro Form Financial Statements) as of and for the year ended September 30, 2014 and December 31, 2013, respectively; Unaudited Pro Forma Condensed Statement of Operations and Notes to Pro Form Financial Statements for the nine months ended June 30, 2014 and September 30, 2014, were filed on January 7, 2015, on Form 8-K/A, and are incorporated herein by reference. U pon written request to 1895 Clements Road, Pickering Ontario, CANADA M1P 4Y9 or by calling the Company at (888) 554-8789, shareholders of the Company may request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference , including information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Schedule 14-C Information Statement to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE HOLDINGS INTERNATIONAL, INC.

Dated: March ___, 2015	By:	/s/ Steven Rossi
Steven Rossi, President and CEO

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